UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2018

HUGOTON ROYALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

1-10476	58-6379215
(Commission File Number)	(IRS Employer Identification No.)

Simmons Bank Trustee P.O. Box 962020 Fort Worth, Texas	76162-2020
(Address of Principal Executive Offices)	(Zip Code)

(855) 588-7839

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 26, 2018, Simmons Bank, the trustee (the “Trustee”) of the Hugoton Royalty Trust (the “Trust”) received written notification (the “Notice”) from the New York Stock Exchange (“NYSE”) that the Trust no longer satisfies the continued listing compliance standards set forth under Rule 802.01C of the NYSE Listed Company Manual because the average closing price of the Trust’s units fell below $1.00 over a consecutive 30-trading-day period that ended February 22, 2018.

Upon receipt of the Notice, the Trust became subject to the procedures set forth in Rule 802.01C of the NYSE Listed Company Manual, and on February 28, 2018, the Trust acknowledged receipt of the Notice.

The Trust can regain compliance if, at any time in the six-month period following receipt of the Notice, the closing price of its units on the last trading day of any month is at least $1.00 and the 30-trading-day average closing price of its units on such day is also at least $1.00. Neither the Trust nor the Trustee has any control over the trading price of the units. Even if the Trust does regain compliance, it might be unable to maintain compliance, and would again become subject to the NYSE delisting procedures.

Subject to the Trust’s compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual, during the applicable cure period the Trust’s common stock is expected to continue to be listed and traded on the NYSE under the symbol “HGT” but will have an added designation of “.BC” to indicate its status as below compliance.

No assurance can be given that the Trust will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual. If the Trust’s units ultimately were to be suspended from trading on, and delisted from, the NYSE for any reason, it could have adverse consequences including, among others, a negative impact on the trading volume and liquidity of the Trust units and a decrease in the attractiveness of the Trust units to investors, which could result in a further decline in the market price of the Trust units.

Item 7.01.	Regulation FD Disclosure

On March 1, 2018, the Trust issued a press release, in accordance with and as required by the rules of the NYSE, announcing receipt of the Notice described in Item 3.01 above. The press release is attached as Exhibit 99.1 to this Form 8-K.

The information included in this Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This Form 8-K contains forward-looking statements, including all statements other than statements of historical fact. No assurances can be given that such statements will prove to be correct. Whether the Trust will be able to regain compliance with the listing requirement described above or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual will be determined by factors outside of the control of the Trust and the Trustee, including oil and gas commodity prices, actions taken by the operator of the properties underlying the Trust’s net profits interests and actions of market participants. Statements made in this Form 8-K are qualified by the cautionary statements made in this Form 8-K. The Trust and the Trustee do not intend, and assume no obligation, to update any of the statements included in this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 News Release dated March 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGOTON ROYALTY TRUST

	By:	SIMMONS BANK, TRUSTEE

Date: March 1, 2018	By:	/s/ LEE ANN ANDERSON
Lee Ann Anderson Senior Vice President

EXXON MOBIL CORPORATION

	By:	/s/ DAVID LEVY
David Levy Vice President – Upstream Business Services

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